                                        The Registrant requests that the
                                        Registration Statement become
                                        effective immediately upon filing
                                        pursuant to Securities Act Rule 462.

   As filed with the Securities and Exchange Commission on August 16, 1995

                                        REGISTRATION NO. 33-_______________

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                              _________________

                         PROTECTIVE LIFE CORPORATION
           (Exact name of registrant as specified in its charter)

       DELAWARE                       6311                  95-2492236
(State or other jurisdiction    (Primary standard      (I.R.S. employer
of incorporation or             industrial             identification number
organization)                   classification code    number)
                                number)

                           2801 HIGHWAY 280 SOUTH
                          BIRMINGHAM, ALABAMA 35202
                               (205) 879-9230
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         PROTECTIVE LIFE CORPORATION
                       401(k) AND STOCK OWNERSHIP PLAN
                          (full title of the Plan)
                              _________________

                               JOHN K. WRIGHT
                           VICE PRESIDENT, SENIOR
                       ASSOCIATE COUNSEL AND SECRETARY

                         PROTECTIVE LIFE CORPORATION
                           2801 HIGHWAY 280 SOUTH
                          BIRMINGHAM, ALABAMA 35202
                               (205) 879-9230
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 COPIES TO:

                              J. MICHAEL SAVAGE
                        MAYNARD, COOPER & GALE, P.C.
                           1901 SIXTH AVENUE NORTH
                                 SUITE 2400
                         BIRMINGHAM, ALABAMA  35203
                              _________________

                                                 CALCULATION OF REGISTRATION FEE

                                                                                          PROPOSED MAXIMUM           AMOUNT OF
TITLE OF EACH CLASS OF             AMOUNT TO BE             PROPOSED MAXIMUM OFFERING     AGGREGATE OFFERING         REGISTRATION
SECURITIES TO BE REGISTERED        REGISTERED(1)            PRICE PER UNIT(1)             PRICE(1)                   FEE
Common Stock, $0.50
par value                          500,000 shares           $28.75 per share              $14,375,000                $4,957


(1)  Estimated only for the purpose of calculating the registration fee.  Such estimates have been calculated in accordance with
Rule 457(h) under the Securities Act of 1933 and are based upon the average of the high and low prices per share of the
Registrant's Common Stock on the New York Stock Exchange on August 7, 1995, as reported by the Wall Street Journal.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an undetermined amount of interests to be offered or sold pursuant to the Protective Life Corporation 401(k) and Stock Ownership Plan described herein.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Protective Life Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 are incorporated into this Registration Statement by reference:

     1. The Registrant's Annual Report on Form 10-K, for the year ended December 31, 1994.

     2. All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1994.

     3. Protective Life Corporation 401(k) and Stock Ownership Plan Annual Report on Form 11-K, for the year ended December 31, 1994.

     4. The description of the Registrant's shares of Common Stock, par value $0.50 per share (the "Common Stock"), contained in the Registration Statement filed by the Registrant to register such securities under the Securities Exchange Act of 1934, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified and superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Directors, officers, employees and agents of the Registrant and its subsidiaries or those serving at its request as directors, officers, employees or agents of another corporation or enterprise are entitled to indemnification as expressly permitted by the provisions of the General Corporation Law of the State of Delaware, the Registrant's Certificate of Incorporation, as amended, and the Registrant's liability insurance. In addition, the executive officers and directors of the Registrant are entitled to indemnification under the forms of written contracts with the Registrant which supplement the Registrant's directors' and officers' liability insurance. Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

       4.1     Protective Life Corporation Amended and Restated 401(k) and
                  Stock Ownership Plan

     * 4.2     Protective Life Corporation 401(k) and Stock Ownership Plan
                  Trust filed as Exhibit 4.2 to Registrant's Registration Statement on Form S-8 (33-38952)

     * 4.3     Restated Certificate of Incorporation of Registrant filed as
                  Exhibit B to Registrant's Form 10 Registration Statement

     * 4.4     Certificate of Amendment to Restated Certificate of
                  Incorporation of Registrant filed as Exhibit A to Registrant's Form 8-K Report filed May 18, 1983

     * 4.5     Certificate of Amendment to Restated Certificate of
                  Incorporation of Registrant filed with the Secretary of State of Delaware on January 3, 1985 - Filed as Exhibit 3(a)(2) to Registrant's Form 10-K Annual Report for the year ended December 31, 1984

     * 4.6     By-laws of Registrant filed as Exhibit C to Registrant's Form
                  10 Registration Statement

     * 4.7     Amended By-laws of Registrant filed as Exhibit B to
                  Registrant's Form 8-K Report filed May 18, 1983

       5.1     Opinion of Maynard, Cooper & Gale, P.C.

       5.2     Internal Revenue Service determination letter dated April 25,
                  1995

      15       Letter re unaudited interim financial information

      23.1     Consent of Coopers & Lybrand

      23.2     Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit
                  5)

      24       Powers of Attorney

____________________________

* Incorporated by Reference

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Registrant hereby undertakes that in the event that a claim for indemnification against such liabilities (other than the controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of the 7th day of August, 1995.

                                  PROTECTIVE LIFE CORPORATION

                                  By:  /s/ Drayton Nabers, Jr.
                                       Drayton Nabers, Jr.
                                       Chairman of the Board and President,
                                            and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of August 7, 1995.

             SIGNATURE                                  TITLE

(i)    Principal Executive Officer:


       /s/ Drayton Nabers, Jr.                Chairman of the Board and
       Drayton Nabers, Jr.                    President, and Chief Executive
                                              Officer

(ii)   Principal Financial Officer:


       /s/ John D. Johns                      Executive Vice President and
       John D. Johns                          Chief Financial Officer

(iii)  Principal Accounting Officer:


       /s/ Jerry W. DeFoor                    Vice President and Controller,
       Jerry W. DeFoor                        and Chief Accounting Officer

(iv)   Board of Directors:


                  *                           Chairman Emeritus and Director
       William J. Rushton III


       /s/ Drayton Nabers, Jr.                Director
       Drayton Nabers, Jr.


                  *                           Director
       John W. Woods

             SIGNATURES                                  TITLE


               *                                       Director
    William J. Cabaniss, Jr.


               *                                       Director
    H. G. Pattillo


               *                                       Director
    Edward L. Addison


               *                                       Director
    John J. McMahon, Jr.


               *                                       Director
    A. W. Dahlberg


               *                                       Director
    John W. Rouse, Jr.


               *                                       Director
    Robert T. David


               *                                       Director
    Ronald L. Kuehn, Jr.


               *                                       Director
    Herbert A. Sklenar



*By: /s/ Jerry W. DeFoor
     Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, Alabama, on August 7, 1995.


                                  By: /s/ J. William Hamer, Jr.
                                      J. William Hamer, Jr.
                                      Plan Administrator

                                EXHIBIT INDEX

Exhibit
  No.                              Exhibit

 4.1          Protective Life Corporation 401(k) and Stock Ownership Plan,
                 with First Amendment and Second Amendment thereto

 5.1          Opinion of Maynard, Cooper & Gale, P.C.

 5.2          Internal Revenue Service determination letter dated April 25,
                 1995

15            Letter re unaudited interim financial information

23.1          Consent of Coopers & Lybrand

24            Power of Attorney